Exhibit 10.3n


                     AMENDMENT NO. 4 TO THE AMENDED AND RESTATED EMPLOYMENT AND INDEMNIFICATION AGREEMENT

              This Amendment No. 4 to the Amended and Restated Employment and Indemnification Agreement dated as of April 1, 1996, as amended by Amendment No. 1 thereto dated as of February 11, 1997, Amendment No. 2 thereto dated March 28, 1998 and Amendment No. 3 thereto dated May 8, 1998 (collectively the "Agreement"), is made by and between MAXICARE HEALTH PLANS, INC., a Delaware corporation (the "Company"), and Peter J. Ratican, an individual (the "Executive") and is dated as of April 16, 1999 (the "Execution Date").

                         R E C I T A L S

              WHEREAS, the Executive presently serves as Chairman of the Board, Chief Executive Officer and President of the Company pursuant to the Agreement;

              WHEREAS, the Company has  entered  into a Settlement and
Release Agreement of even date herewith (the "Settlement Agreement") with the Executive whereunder the terms of the Agreement will terminate on June 30, 1999, (the "Termination Date"); WHEREAS, in connection with the Settlement Agreement and this Amendment No. 4, the Company and Executive have entered into Related Agreements as defined in the Settlement Agreement;

              WHEREAS, the Company and the Executive wish to amend the Agreement to clarify Executive's duties and rights of the Company and the Executive under the Agreement through the Termination Date; and NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, the Company and the Executive agree as follows:

              1. This Amendment No. 4 to the Agreement shall become effective upon the occurrence of all of the following conditions: (i) the occurrence of the "Effective Date" as such term is defined in the Settlement Agreement; (ii) delivery of the fully executed Settlement Agreement and Related Agreements; (iii) the Effective Date of the
Consulting Agreement between the Company and Elwood I. Kleaver, Jr. ("Kleaver") pursuant to which Kleaver agrees to function as the Company's Chief Operating Officer ("COO"); and (iv) unanimous approval of this Amendment No. 4 by the Board provided, however, that if such approval is not unanimous, Executive may elect to declare the Settlement Agreement and the Related Agreements null and void.

              2.  The following definition  shall  be added to Section
1:
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                  "Executive Committee of the Board" means the group
              comprised of Claude S. Brinegar, Thomas W. Field, Jr., Elwood I. Kleaver, Jr. and Paul R. Dupee, Jr. and/or any other individual(s) named by the Board of Directors."

              3. Section 2 shall be changed to add at the end of the last sentence thereof the following:

                  "As of the Effective Date (as such term is defined
              in the Settlement and Release Agreement between Executive and the Company), Executive will serve as Chairman of the Board, Chief Executive Officer and
     President of the Company, but may only have such duties as may be assigned to him by the Executive Committee of the Board or the Board of Directors."

              4. Section 4(b) shall be deleted in its entirety and any references to Section 4(b) and any provisions addressing only
Section 4(b) are hereby deleted.

              5. Section 7 shall be deleted in its entirety and replaced with the following:

                  "7. Term of Employment. The term of employment hereunder shall commence as of April 1, 1996, and shall continue until June 30, 1999, unless earlier terminated as herein provided (the "Termination Date"). This
     Agreement shall terminate upon the occurrence of any of the following events:

                  (a)   The death of Executive; or

                  (b) Executive voluntarily leaves the employ of the Company, with or without the consent of the Company, and with or without Good Reason;

              or

                  (c)   The Incapacity of Executive; or

                  (d)   The Company terminates this Agreement for
              Cause; or

                  (e)  [deleted]; or

                  (f)  Executive elects to terminate pursuant to
              Section 9(a) prior to June 30, 1999, below.

              6. Any references to Section 7(e) and any provisions addressing only Section 7(e) are hereby deleted.

              7. Section 8(a)(iv) is hereby amended by deleting the reference to "March 31, 2001" and replacing it with "June 30, 1999".

              8. Section 8(c) is hereby deleted in its entirety and any references to Section 8(c) and any provisions addressing only
Section 8(c) are hereby deleted.

              9. Section 10 is hereby deleted in its entirety and any references to Section 10 and any provisions addressing only Section 10 are hereby deleted.

              10. A new Section 19 shall be added to the end of the Agreement to read as follows:

                  "19. Surviving Provisions upon the Termination Date.
              The rights and/or obligations of the Company and Executive under Sections 11, 12, 13, 14, 18(d) and 18(g) of this Agreement shall not be affected by the termination of this Agreement upon the Termination Date. The rights and/or obligations under such Sections shall survive in accordance with the terms of this Agreement. As of the Termination Date, all other terms and provisions of this Agreement shall be terminated and no longer of any force or effect."

              11. Except as expressly set forth herein, all of the terms and conditions contained in the Agreement shall remain in full force and effect and shall not be modified by the terms hereof.

              12. Executive agrees that he shall resign as a member of the Executive Committee of the Board as of the effectiveness of this Amendment No. 4 and said resignation shall not constitute a breach of the Agreement by Executive or the Company.

              13. Executive  acknowledges  that  he  has  received all
compensation  and  benefits  due  and   payable  to  him  through  the
"Effective Date" as such term is defined in the Settlement Agreement.

              14. If this Amendment No. 4 does not become effective, the Agreement shall remain in full force and effect.

              IN  WITNESS  WHEREOF,  this   Amendment  No.  4  to  the
Agreement has been executed as of this 16th day of April, 1999.

                                MAXICARE HEALTH PLANS, INC.
                                /s/ Richard A. Link
                                By: Richard A. Link
                                Its:Executive Vice President and
                                Chief Financial Officer

                                /s/ Alan Bloom
                                By:   Alan Bloom
                                Its:   Secretary

                                EXECUTIVE
                                /s/ Peter J. Ratican
                                Peter J. Ratican